UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 21, 2019

MASCOTA RESOURCES CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-190265	36-4752858
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File No.)	Identification No.)

7976 East Phillips Circle

Centennial, CO 80112-3231

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (303) 961-7690

N/A

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§203.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§204.12b-2 of this chapter.

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 8.01 Other Events.

On September 25, 2019, shareholders owning a majority of the Company’s outstanding shares of common stock amended the Company’s Articles of Incorporation to:

●	change the name of the Company from Mascota Resources Corp. to Virtual Interactive Technologies Corp.; and

●	reverse split the outstanding shares of the Company’s common stock on a 20-for-1 basis.

The name change and reverse stock split will become effective in the over-the-counter market on November 25, 2019. A fifth character “D” will be added to the Company’s trading symbol for 20 business days. After the 20th business day the Company’s new trading symbol will be “VRVR”, pending continued availability.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 10, 2019	MASCOTA RESOURCES CORPORATION

	By:	/s/ Mark Rodenbeck
Mark Rodenbeck,
Chief Executive Officer